UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2007

NEON Communications Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

2200 West Park Drive
Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (508) 616-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ x ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, NEON Communications Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of June 24, 2007, by and among RCN Corporation (“RCN”), Raven Acquisition Corporation and the Company (the "Merger Agreement"). Also as previously disclosed, in connection with the Merger Agreement, certain principal stockholders of the Company entered into Support Agreements, pursuant to which such stockholders have agreed to vote in favor of the Merger Agreement and the transactions contemplated thereby and against any competing transaction, subject to the terms and conditions set forth in the Support Agreements. The Support Agreements, which are made with and in favor of RCN, terminate on certain conditions, including any termination of the Merger Agreement. In addition, the Company entered into a side letter with each stockholder who entered into a Support Agreement, pursuant to which such stockholder agreed with the Company not to amend the Support Agreements in any manner that would interfere with Company’s ability to consummate an Acquisition Proposal that constitutes a Superior Proposal (as defined in the Merger Agreement) without obtaining the prior written consent of Company. A copy of the form of side letter is attached as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

After the close of business on June 25, 2007, the Company made available to its employees a Question and Answer sheet furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

          (d) Exhibits

          10.1 Form of side letter with certain holders relating to the Support Agreements with RCN Corporation

          99.1 Employee Question and Answer materials

Additional Information and Where to Find It. The Company will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES THERETO. The definitive proxy statement will be mailed to stockholders of the Company. The definitive proxy statement and other documents filed by the Company with the SEC will be available free of charge at the SEC’s website (www.sec.gov), the Company’s website (www.neoninc.com) or from the Company directly by making a request to NEON Communications Group, Inc., Attention: Investor Relations, 2200 West Park Drive, Westborough, MA 01581 (telephone: 508-616-7800).

Participants in Solicitation. RCN, the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information concerning RCN’s participants is set forth in the proxy statement on Schedule 14A, dated April 27, 2007, for RCN’s 2007 annual meeting of stockholders as filed with the SEC. Information concerning the Company’s participants is set forth in the proxy statement, dated January 29, 2007, for the Company’s 2006 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Merger will be included in the proxy statement to be filed with the SEC.

Forward Looking Statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of RCN and the Company, combined operating and financial data, future plans, and whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed Merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the Merger; approval of the Merger by the stockholders of the Company and satisfaction of various other conditions to the closing of the Merger; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended September 30, 2006, as such reports may have been amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2007	NEON Communications Group, Inc.

By:/s/Gene M. Bauer

	Name:	Gene M. Bauer
	Title:	Senior Vice President,
General Counsel and Corporate Secretary